TURNKEY REWORK AGREEMENT

This Turnkey Rework Agreement effective MAY 10, 2011, is reached between the following parties:

SUCCESS OIL CO., INC. of 8306 Wilshire Blvd. #566, Beverly Hills, California 90211 hereinafter called ("SUCCESS”), and

ENERGY PRODUCERS, INC./DENNIS ALEXANDER/CEO, AND FURTHER THROUGH ITS WHOLLY OWNED SUBSIDIARY OF EGPI ENERGY PRODUCERS, INC., of 6564 SMOKE TREE LANE, TOWN OF PARADISE VALLEY, AZ. 85253 hereinafter called (collectively, "ENERGY PRODUCERS"),

WHEREAS SUCCESS and ENERGY PRODUCERS have a leasehold interest in the Crawer #1 Well and the J.B. Tubb #18-1 Well, both wells located on the J.B. Tubb North 40 acres, Ward County, Texas, being more particularly described in attached Exhibit “A” and incorporated herein.
WHEREAS SUCCESS and ENERGY PRODUCERS have agreed that SUCCESS shall do certain reworking procedures described below on the Crawar #1 Well and the J.B. Tubb # 18-1 Well and thereafter be the Operator of said wells.
NOW THEREFORE, in consideration for the payment of $165,162.36 to SUCCESS by ENERGY PRODUCERS, or agents for ENERGY PRODUCERS, the parties hereto agree as follows:

A.  CRAWAR #1 WELL- SUCCESS shall drill out the cement plug and cast iron  bridge plug located at approximately 5,000 feet, and shall perforate the Glorieta  payzone at intervals ranging from 3,800 feet to 4,000 feet, acidize and swab.

B.  J.B. TUBB #18-1 WELL- SUCCESS shall re-perforate existing Tubb pay- zone at interval 4,510 feet to 4,560 feet (plus or minus) to increase perforations to  6 shots per foot and then frac with gas gun.

C.  It is agreed and understood that if the above described reworking costs exceed  $165,162.36, SUCCESS shall solely be responsible for such excess costs.

D.  It is agreed and understood that SUCCESS is to perform the above reworking  procedures in a good and workman like manner, using existing industries  standards, but SUCCESS does not guarantee specific production rates from either  well.

E.  SUCCESS shall be the operator of both wells, responsible for paying from production the expenses incurred through the operation of the subject wells, and overall day to day supervision, and report to state and federal legal authorities (Railroad Commission of Texas, E.P.A.) and be responsible for all compliance of environmental issues prescribed by law.  If requested by either SUCCESS or ENERGY PRODUCERS, the parties shall enter into an Operating Agreement concerning the subject wells.

F. SUCCESS shall begin the above described reworking within 14 days of receipt of $165,162.36 from funds escrowed with Charles C. Wright, Esq., as per Escrow Agreement effective MAY 10, 2011, by and between SUCCESS, ENERGY PRODUCERS and TWL INVESTMENTS, L.L.C.

G.  Neither this Agreement nor a future Operating Agreement entered into by SUCCESS and ENERGY PRODUCERS is intended to create nor shall the same be construed as creating a mining partnership commercial partnership or any other partnership or joint venture relationship.  Rather, it is the intent and purpose of this Agreement to create a relationship which is limited to the exploration, development, and extraction of oil and/or gas for division in kind, or for sale for the account of the Participant’s to this Agreement, individually, and in which the liability of each of the Participant’s shall be several and not joint or collective.  If for Federal Income Tax purposes this Agreement and the operations are regarded as a partnership, each Participant hereby affected elects to be excluded from the application from all of the provisions of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder.  SUCCESS is authorized and directed to execute on behalf of each Participant any evidence of this election as may be required.

H. SUCCESS agrees to provide to ENERGY PRODUCERS such information and reports as to the progress of the reworking of the wells as ENERGY PRODUCERS or its agents may reasonably require.

I.  Time is of the essence with respect to all matters governed by the terms of this Agreement.

J.  The rights and obligations created by this Agreement shall be governed by and interpreted under the laws of the State of Texas.

K.  All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand-delivery, by facsimile (followed by first-class mail), by nationally recognized overnight courier service or by prepaid registered or certified mail, return receipt requested, to the addresses set forth below:

If to the ENERGY PRODUCERS:

EGPI ENERGY PRODUCERS, Inc.
6564 Smoke Tree Lane
Scottsdale, AZ 85253
Attention:  DENNIS ALEXANDER C.E.O.

Facsimile No.: (480) 443-1403 480-948-6581 (Voice)
602-326-7371 (Cell)

If to SUCCESS:

SUCCESS OIL CO., INC.
Attn:  Jeru Morgan, Pres.
8306 Wilshire Blvd. #566
Beverly Hills, Ca. 90211
FAX #:  (310) 861-0228

EXECUTED this ____ day of May 2011, effective MAY 10, 2011.

SUCCESS OIL CO., INC.

By	/s/Jeru Morgan

JERU MORGAN
President of SUCCESS OIL CO.

ENERGY PRODUCERS, Inc.,
a wholly owned subsidiary of
EGPI FIRECREEK, Inc.

By	/s/Dennis Alexander
Dennis R. Alexander
C.E.O., on behalf of EGPI FIRECREEK, Inc.,
sole shareholder of ENERGY PRODUCERS, Inc.